Exhibit 6.22

PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 1 of 12 Form 200 Version 11/15/2024 GREAT PLAINS REGIONAL MLS LLC UNIFORM PURCHASE AGREEMENT (This is a legally binding contract. If not understood, seek legal advice.) The REALTOR® negotiating this agreement is a member of the National Association of REALTORS® and as such is governed by the applicable Code of Ethics and Rules of Fair Business Practice. _________________________________________________, REALTORS® (Broker) Date:_______________________(“Date of Offer”) The undersigned Purchaser, (whether one or more) agrees to purchase the Property described as follows: 1. Property Address:________________________________________________________________Zip Code _________________ 2. Legal Description (Property): ______________________________________________________________________________ as surveyed, platted and recorded in _______________________ County, _______ State including all fixtures and equipment permanently attached to the Property. 3. Personal Property: The only personal property included is as follows: range/cooktop oven refrigerator microwave dishwasher all window coverings all window covering hardware all light fixtures all ceiling fans washer dryer all TV mounts garage door opener(s) with _____ remotes outdoor play equipment propane tank (unless rented) storage shed workbench security cameras (unless rented) video doorbells digital/smart thermostats and light switches shelving located in ________________________________, other (list in space) _____________________________________________________________, all as in place at the time of showing of the Property together with any other property which is permanently affixed to the Property. 4. Conveyance: Provided that the Seller (whether one or more) has good, valid and marketable title, in fee simple, Seller agrees to convey title to Property to Purchaser or their nominee by form of warranty deed or __________________________, free and clear of all liens, encumbrances or special taxes levied or assessed, no exceptions except _____________________________________ and subject to all building and use restrictions, utility easements abutting the boundary of the Property, and protective covenants now of record. 5. Assessments: Within five (5) calendar days of the execution of this Agreement, Seller agrees to provide notice to Purchaser of all public improvements related to the Property which have been ordered but not yet commenced and shall timely supplement such information as new or updated information or improvements become known to Seller prior to Closing. After receiving Notice under this Section from Seller, Purchaser may terminate this Agreement within five (5) calendar days of such notice. Except as agreed between Purchaser and Seller, special assessments for public improvements not commenced as of Closing shall be the responsibility of Purchaser. Seller agrees to pay any special assessments for public improvements previously constructed or under construction as of Closing. For the purpose of this paragraph, public improvement shall mean improvements constructed by or on behalf of a government entity including, but not limited to, paving, curb, sidewalk and utilities. 6. Consideration: Purchaser agrees to pay to Seller, via certified funds, unless otherwise set forth in this Agreement, the total purchase price in the amount of ____________________________________________________________________________DOLLARS ($___________________________) on the following terms: $_________________________________ (Earnest Money) deposited herewith as evidenced by the receipt below unless otherwise provided in Section 7, below, with the balance thereof, together with all other amounts required under this Agreement, to be paid at Closing. 7. Receipt and Delivery of Earnest Money: Earnest Money is made payable and delivered to as follows: Delivered with this Agreement To be delivered within _____ hours of final acceptance of this Agreement. To be delivered later (If to be delivered later, see Section 10). Earnest Money payable to ☐ Escrow Agent ☐ Purchaser Broker ☐ Seller Broker ☐ Seller. Delivered by: ____________________________ Date: __________ Received by: _____________________________ Date: __________ Name Name Realty ONE Group Sterling 06/04/2025 7927 N 93rd Street Omaha NE 68122 LAKE CUNNINGHAM VILLAGE LOT 164 BLOCK 0 LOT 164 5539 SQ FT Douglas NE all ______________________________ three hundred fifty thousand 350,000 3,500 48 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/H6aa-IjB9-vqAe DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 2 of 12 Form 200 Version 11/15/2024 If the Earnest Money is paid by check, it will be cashed following acceptance of this Agreement or as otherwise agreed herein. In the event this offer is not accepted by the Seller of the Property within the time specified, the Earnest Money shall be returned to Purchaser. In the event there are any defects in the title which cannot be cured as specified below, the Earnest Money shall be paid to Purchaser. In the event of wrongful refusal or failure of the Purchaser to consummate the purchase, the Seller may, at Seller’s option, demand or retain the Earnest Money for failure to carry out the terms of this Purchase Agreement and pursue the Purchaser for any damages in excess of such amount, subject to the terms of the listing agreement. If the Earnest Money is held by either Broker, it may be transferred to an Escrow Agent at any time. In the case of a dispute over the return or forfeiture of the Earnest Money, the holder of the Earnest Money may require the agreement of Seller and Purchaser to release the Earnest Money. The holder of the Earnest Money may pay any Earnest Money into court upon the filing of any legal action related thereto. Such legal action shall not be maintained against Broker when the dispute is between Purchaser and Seller. Any party naming Broker as a party to any proceeding despite the aforementioned sentences shall be liable to Broker for all legal fees and costs. 8. Payment of Purchase Price. Purchaser shall pay the Purchase Price at Closing as follows (select one): 8.1 All Cash: Balance of the Purchase Price, after accounting for the Earnest Money, shall be paid in wire transferred funds, or certified or cashier’s check at time of delivery of deed, no financing being required. 8.2 Conditional Upon Financing: This Agreement shall be conditional upon Purchaser obtaining financing, under the terms set forth below, if selected: 8.2.1Terms of Financing. Balance of the Purchase Price, after accounting for the Earnest Money, shall be paid in wire transferred funds, or by certified or cashier’s check at time of delivery of deed, conditioned upon Purchaser’s ability to obtain financing to be secured by first mortgage or deed of trust, on above-described Property in the amount of $___________________________________(loan amount). The financing will be (select one) VA, FHA, CONVENTIONAL, USDA or ______________________________. Check here if loan to be NIFA qualified. Financing will be for a period of not less than ______ years and for an initial interest rate not exceeding ______% per annum, plus mortgage insurance. Loan origination/service fee to be paid by Purchaser except as otherwise agreed herein. In the event that the Purchaser has selected a governmental loan program which prohibits the Purchaser from paying closing costs in the manner required by the terms of this Agreement, said loan program requirements shall supersede the terms of this Agreement. Seller Financing: - See attached addendum Loan Assumption: - See attached addendum. 8.2.2 Purchaser Loan Application Requirements: Purchaser agrees to make application for financing within five (5) or _______ business days of acceptance of this offer to one or more of the following: ____________________________________________________________________________________________________, or Company Name Loan Officer Name Phone Number ____________________________________________________________________________________________________, or Company Name Loan Officer Name Phone Number ____________________________________________________________________________________________________. Company Name Loan Officer Name Phone Number Purchaser agrees to provide verification to Seller that a loan application has been submitted, Purchaser agrees to close within original set closing date, or, if the loan has not been approved or denied prior to the Closing date, Closing shall be automatically extended until approval or denial is issued, subject to the terms of Section 13, below. Upon notification to Purchaser of a loan denial, Purchaser shall notify Seller of such denial within one (1) business day. Unless otherwise agreed by Purchaser and Seller, this Agreement shall be deemed null and void five (5) days following such notice to Seller. 9. SALE CONTINGENCY: (Check one if applicable): 9.1. Contingent Upon Sale and Closing: This offer is contingent upon the sale and closing of Purchaser’s property located at: ____________________________________________________ (address) to be listed by _____________________________ (brokerage) _____________________________________ (agent) on or before _________________ (date). See attached addendum. 332,500 30 7 Responsive Mortgage NEO Home Loans Dylan NA 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/H6aa-IjB9-vqAe DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 3 of 12 Form 200 Version 11/15/2024 9.2. Contingent Upon Closing of Purchaser’s Property Currently Under Contract: This offer is contingent upon Purchaser first obtaining the proceeds from the closing of the Purchaser’s property located at ______________________________________________, scheduled to close on approximately ________________________(date). If such closing does not occur on the closing date as scheduled, Closing Date shall be automatically extended until such contingent closing occurs. In the event that Closing Date is automatically extended pursuant to this section, the parties shall reasonably cooperate to schedule Closing on a date and time consistent with such extension. In the event that automatic extension of the Closing has delayed Closing by more than fourteen (14) calendar days, either Purchaser or Seller, upon written notice to the other, may declare this Agreement void, and the Earnest Money shall be returned to the Purchaser, less any and all costs which Purchaser is obligated to pay, including, but not limited to, costs of inspections and surveys ordered by or on behalf of Purchaser as invoiced to or made known to Escrow Agent. 10. Other Provisions (if attaching addenda, list in Section 34): _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ 11. Taxes: If the Property is located in Douglas or Sarpy County, Nebraska, all consolidated real estate taxes which become delinquent in the year of Closing (as are typically paid in the year of Closing) are Current Taxes for the purposes of this Agreement. If the Property is located in any other county, all consolidated real estate taxes for the year in which Closing takes place (as are typically paid in the year following the year of Closing) are Current Taxes for the purposes of this Agreement (based on the most recently published preliminary or final assessed value and tax rate as of the date of Closing). Current Taxes shall include any property tax credit applicable to the Property under the Nebraska Property Tax Credit Act for such year. Such Current Taxes shall be prorated as of date of Closing, possession or ______________. 12. Conveyance of Title and Closing. 12.1 Title Insurance Agent and Elections. The Real Estate Settlement Procedures Act (“RESPA”) and its accompanying regulations make it clear that if the Purchaser pays any part of the title insurance policy, the Seller cannot make the sale conditioned on the use of a particular title insurance company. According to the Purchaser’s rights under RESPA, Purchaser hereby directs the title insurance work to __________________________________, ________________________________, or __________________________________. Purchaser hereby selects the expanded ALTA Homeowners Policy of Title or _________________________________________. The cost of any title insurance policies and endorsements shall be equally divided between Purchaser and Seller or ________________________. 12.2 Title and Title Exceptions. Seller shall through Seller’s Agent or Closing agent furnish a current title insurance commitment or complete abstract of title to Purchaser as soon as practical. If title defects are found, Seller must cure them within a reasonable time, and Closing shall be automatically extended until such defects are cured, in accordance with Section 13, below. 12.3 Closing and Closing Date. “Closing Date” as used herein shall be ______________________________________________, 20____, and possession date shall be Closing Date, or ________________________, 20____. The time of the transfer of possession shall be as agreed upon by Purchaser and Seller, at a time not later than 4:00 p.m. on the day of Closing, but not before the time of Closing. At the time of transfer of possession, Seller shall leave the Property in broom-clean condition, free of any personal property not conveyed hereunder, and shall deliver all keys to the Property to Purchaser. “Closing” as used herein shall mean the event of the exchange of the Purchase Price for the deed to be conducted in accordance with Section 14 below. 13. Delay and Extension of Closing. In the event that Closing Date as set forth in Section 12.3 is automatically extended pursuant to Section 8.2.2, 9.2, or 12.2 of this Agreement, the parties shall reasonably cooperate to schedule Closing on a date and time consistent with such extension. In the event that automatic extension of the Closing has delayed Closing by more than fourteen (14) calendar days, either Purchaser or Seller, upon written notice to the other, may declare this Agreement void, and the Earnest Money shall be returned to the Purchaser, less any and all costs which Purchaser is obligated to pay, including, but not limited to, costs of inspections and surveys ordered by or on behalf of Purchaser as invoiced to or made known to Escrow Agent. Purchaser and Seller release and agree to hold harmless all listing NA Seller to pay $10,000.00 towards the Purchaser's closing costs, pre-paids, taxes, insurance, points, and all allowable closing costs. Offer contingent upon satisfactory approval of disclosure Sterling Title & Escrow RTS Title & Escrow _________________________________________________ ____________________________ 07/03/2025 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/H6aa-IjB9-vqAe DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 4 of 12 Form 200 Version 11/15/2024 and selling brokers, title insurance companies, escrow agents and lenders, if any, together with their employees and associates, from and against any and all claims related to any delay in the occurrence of Closing. 14. Escrow Closing: Purchaser and Seller acknowledge and understand that the Closing of the sale may be handled by an Escrow Agent and that the Broker is authorized to transfer the Earnest Money or any other funds it receives to said Escrow Agent. After said transfer, Broker shall have no further responsibility or liability to Purchaser or Seller for the accounting for said funds. Escrow Agent’s or the Broker’s charge for the escrow Closing shall be equally divided between Purchaser and Seller. The State Documentary Tax on the deed shall be paid by the Seller. Escrow Agent shall be ________________________________________, ____________________________________, or __________________________________. If no Escrow Agent is selected, the title insurance agent above, shall be the Escrow Agent. At Closing Purchaser shall make payment of all amounts due in good funds, as determined by the Escrow Agent. 15. Survey: Purchaser is aware of the availability of having a survey to determine the property limits, measurements, building locations, encroachments from adjoining lands, and registered Easements which may affect the property. Purchaser may obtain and pay for one or more of the following: 1. Improvement Location Survey / Plot Plan (minimum survey; or relied upon for establishment of structure or other improvements), 2. Boundary and Improvement Location Survey (corners located/verified; improvements located; parcel checked for encroachments, may be used for construction with regard to local, state and federal regulations), 3. ALTA (American Land Title Association) Survey (most comprehensive survey, covers all aspects of above survey options and identifies any additional evidence of possession or use which could be adverse to Purchaser). In most situations, even if a survey is not required, one of the surveys is recommended. 16. Home Warranty Acknowledgment: Purchaser has been advised of the availability of Home warranty. Purchaser shall receive a home warranty, provided at the expense of Purchaser Seller or __________________________ Purchaser selects the warranty type Non-Evaluated Warranty Evaluated Warranty (if available) with No Exclusions*. Cost is $_______________ plus applicable taxes. Home warranty plan benefits are limited to and defined by the plan documents, which Purchaser is advised to review. *(Seller is responsible to ensure issuance of warranty with no exclusions under this option.) Home warranty provider shall be __________________________________, __________________________________, or __________________________________. Home warranty coverage rejected by Purchaser. 17. Wood Infestation: Purchaser (Seller, in the case of a new VA loan) agrees to pay the cost of a wood-destroying insect inspection of the Property, and Seller agrees to pay for any treatment or repair work found necessary for issuance of a wood-destroying insects warranty. Termite inspection work is to be performed by __________________________________, _______________________________, or _________________________________. Purchaser agrees to accept the treated Property upon completion of repairs. Provided, however, if treatment and repairs exceed 2% of the purchase price or ________________, this Purchase Agreement may be canceled by Seller and/or Purchaser, by written notice delivered to the other party within five (5) calendar days of such terminating party’s receipt of the wood destroying insect inspection report. Such inspection report must be delivered to the Seller and Purchaser not later than ten (10) or _____ calendar days prior to the Closing Date, at which time Purchaser shall be paid the Earnest Money with no further agreement or release required. 18. Property Inspections: Purchaser has been advised of the availability of property inspections/tests. Unsatisfactory home conditions, asbestos, mold, lead, radon and other contaminants may exist in the Property of which the Broker or Agent is unaware. Suspected Contaminants and home condition may be identified with a typical air quality or home inspection(s). Broker recommends Purchaser obtain inspection(s) of Purchaser’s choice to better determine the presence of contaminants and home condition. Select and Initial One: _________ Purchaser elects NOT to obtain Property inspections. _________ Purchaser reserves the right to perform Property inspections Sterling T&E orders@sterlingtitlene.com RTS Title & Escrow TBD Americas Preferred Home Warranty TBD Bug-Z JE 06/04/25 9:27 PM CDT dotloop verified SC 06/04/25 9:29 PM CDT dotloop verified 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 5 of 12 Form 200 Version 11/15/2024 If Purchaser has reserved the right to obtain property inspections, then the following provisions shall apply: 18.1 Purchaser, at Purchaser’s expense, shall have the right to perform any inspections or investigation related to the Property that Purchaser desires, including a survey. If the condition of the Property is unsatisfactory in Purchaser’s subjective discretion, Purchaser shall provide Seller with: 18.1.1 An Inspection Notice Addendum that sets out in writing any unsatisfactory physical items Purchaser requests Seller to correct; OR 18.1.2 A Rejection Notice that notifies Seller that after inspection, Purchaser finds the Property to be in unsatisfactory condition (a rejection of the property). 18.2 To be effective, the Inspection Notice Addendum or Rejection Notice must be received by Seller no later than 5:00 p.m. on the 14th calendar day after the acceptance date (“Inspection Objection Deadline”). 18.3 If an Inspection Notice Addendum or Rejection Notice is not received by Seller by 5:00 p.m. on the 14th calendar day after the acceptance date (“Inspection Objection Deadline”), the Property shall be deemed to be satisfactory to Purchaser. 18.4 If a Rejection Notice is received by Seller by the Inspection Objection Deadline this Agreement shall automatically terminate. 18.5 If an Inspection Notice Addendum containing requests for action by Seller is received by Seller by the Inspection Objection Deadline and Purchaser and Seller have not agreed in writing as to what action is to be taken regarding the items by 5:00 p.m. on the 18th calendar day after the acceptance date of the Agreement (“Resolution Deadline”), this Agreement shall automatically terminate on the Resolution Deadline unless, before such termination, Purchaser’s written notice of withdrawal of the requirement that Seller correct the items contained in the Inspection Notice Addendum is received by Seller. 18.6 Upon termination of this Agreement under this Section 18, the Earnest Money, less amounts necessary to pay any expenses incurred by REALTOR® or escrow agent holding the Earnest Money, shall be refunded to Purchaser promptly, upon Purchaser providing written notification of the facts constituting termination to the party holding the Earnest Money, without further documentation being required, other than documentation of payment of known expenses incurred by or on behalf of Purchaser. Purchaser shall be responsible for payment of all inspections, surveys, engineering reports or for additional work performed at Purchaser’s request and shall pay for any damage which occurs to the real and personal property as a result of such activities. The provisions of this paragraph shall survive termination of the Agreement. 18.7 Purchaser does not, by acceptance of the real and personal property identified in this Agreement, waive, release or relinquish any right or claim Purchaser may have against Seller by reason of any misrepresentation, concealment or fraud. 18.8. If Purchaser chooses to have a radon test, and the results of the radon test show average radon levels below 4.0 picocuries per liter of air (pCi/L), such results shall be deemed acceptable to Purchaser. 19. Purchaser’s Personal Inspection: This offer is based upon Purchaser’s personal inspection or investigation of the property and not upon any representation or warranties of condition by Seller or any limited agents involved in this transaction. If finished sq. ft., age, location of property lines, lot size, condition of improvements, protective covenants, designated school or school district, or other specific requirements are important to Purchaser’s decision to purchase, Purchaser acknowledges the limited agents have advised Purchaser to make or procure independent investigations. 20. Utilities: Purchaser agrees to have all utilities transferred into their name as of the date of Closing or possession, whichever is earlier. If there are any “Smart Home” or utility-connected devices controlled by online services on the Property, Seller agrees to remove the ability of Seller to control such devices and disable Seller’s own access. Purchaser agrees to reset all such devices to prevent such devices from connecting to Seller’s related accounts. 21. Condition of Property: Seller represents to the best of Seller's knowledge, information and belief, there are no material, latent defects in the Property nor any conditions present or existing with respect to the Property which may give rise to or create Environmental 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 6 of 12 Form 200 Version 11/15/2024 Hazards or Liabilities and there are no enforcement actions pending or threatened with respect to the Property or any conditions present on it, except as have been disclosed in writing to Purchaser. Seller agrees to maintain the lawn care, landscaping, sprinkler system, heating, air conditioning, water heater, sewer, plumbing, electrical systems and any built-in appliances in functional and operable condition as existed as of the date of this Agreement until delivery of possession, unless otherwise noted in the Seller Property Condition Disclosure Statement or specified herein. Seller will allow Purchaser to walk through Property within ______ calendar days before Closing to confirm compliance with this Purchase Agreement. Following Closing, Purchaser shall be responsible for all maintenance and care for the Property. 22. Rents, Leases and Tax Deferred Exchange: All leases and rents shall be current and not in default at Closing. Any tenant deposits and leases shall be assigned to Purchaser at no cost. All rents shall be prorated to date of Closing. Copies of all current leases shall be provided to the Purchaser within three (3) calendar days of acceptance of this Agreement. Purchaser and Seller each reserve the right to classify this transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code. Each party shall cooperate with the other in such exchange, but shall not be required to incur additional expense or delays, by reason of the other party’s intended exchange. 23. Homeowners Association and Protective Covenants: Purchaser acknowledges that the Property may be subject to protective covenants that govern Purchaser’s use of the Property, and that may be enforced by the homeowners association or its members. Purchaser can obtain a copy of the protective covenants from the designated title insurance company. Seller shall pay all homeowners and neighborhood association assessments levied and due as of Closing. Homeowners or neighborhood association dues shall be prorated to the date of Closing. Purchaser shall be responsible for all future homeowners or neighborhood association dues, if any. 24. Release of Information: Purchaser and Seller authorize the release by Broker and/or its agents of information including price, financing and Property information regarding the purchase of this Property to the Great Plains Regional MLS, LLC, its members and affiliates, its participants and government entities. Purchaser authorizes selling agent/broker to market the fact of the sale of this Property and related information including, but not limited to, the purchase price. 25. Government Required Actions and Disclosures: 25.1 Seller Property Condition Disclosure: Purchaser acknowledges receipt of Seller Property Condition Disclosure Statement dated _________________ unless not required by law. 25.2. Lead-Based Paint: Was property built before 1978? Yes No. If yes, Purchaser and Seller must complete Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards. 25.3. SID: Is the property located within an SID? Yes No. Purchaser understands that this Property is located within SID #____________. If the Property is located within an SID, Purchaser acknowledges receipt of the most recently filed SID Statement and understands: (i) the Property is located within a sanitary and improvement district; (ii) sanitary and improvement districts are located outside the corporate limits of any municipality; (iii) residents of sanitary and improvement districts are not eligible to vote in municipal elections; and (iv) owners of Property located within sanitary and improvement districts have limited access to services provided by nearby municipalities until and unless the Property is annexed by the municipality. 25.4 Fair Housing. It is unlawful to discriminate against any person in the terms, conditions or privileges of sale, purchase or lease of a dwelling or in the provision of services or facilities in connection therewith because of race, color, religion, national origin, ethnic origin, familial status, sex (including gender identity and sexual orientation) handicap or disability. Local laws may apply to prohibit other kinds of discrimination. All references made (i) in any gender shall be deemed to have been made in all genders; (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. 25.5 Safety: Seller agrees to install, at Seller’s expense, smoke detectors and carbon monoxide alarms as required by law. 25.6. Affiliated Business Arrangements: Purchaser and Seller acknowledge and understand that real estate brokers involved in this transaction may receive financial remuneration from the sale of title insurance or other forms of insurance or service as defined in the Affiliated Business Arrangement Disclosure, if applicable. 26. Insurance and Property Damage: Seller shall insure the property for fire, wind, hail, explosion, water or any other cause at no less than replacement cost until Closing. Risk of loss or damage to Property, prior to Closing, shall be the responsibility of Seller. If, following the effective date of this Agreement, the Seller(s) has knowledge that the structure(s) on the Property are materially damaged; Seller shall immediately notify the Purchaser in writing of the damage. If storm damage is suspected but not actually known by Seller, Seller shall notify 4 602 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 7 of 12 Form 200 Version 11/15/2024 Purchaser and Seller and Purchaser shall have the right to have the Property inspected by an insurance adjustor or contractor, provided that such contractor must be licensed, if required, in the state, county, or city in which the Property is located. If damage is found, Seller shall be obligated to repair such damage prior to Closing unless Purchaser and Seller agree to allow repair to be made after Closing and Seller agrees to have held by the Escrow Agent one and one-half times the cost of repairs. Notwithstanding the foregoing, in the event that the cost of such repairs exceed 5% of the Purchase Price or ________, Purchaser may terminate this Agreement. Purchaser and Seller acknowledge and agree that there may be additional documentation and access needed to facilitate the repairs. As such, Seller and Purchaser agree to cooperate in executing documents necessary to complete the sale in a timely manner. Access to the property for repairs will not be unreasonably withheld. 27. Notice, Delivery and Time. Any notice permitted or required to be delivered to either party under this Agreement shall be sufficiently made via email or hand delivery to each party’s agent or Broker as named herein, regardless of whether such notice is reviewed. Any notice required to be made under this Agreement shall be required to be made before 5:00 P.M. of the prevailing local time of the Property. In measuring the number of days elapsed for any notice or other requirement under this Agreement, the counting of days shall exclude the day of the triggering event or notice. 28. Modification in Writing: Any modification of the terms of this agreement must be in writing and signed by all parties. 29. Electronic Transaction Authorization: The undersigned agree that all documents bearing signatures, initials or other marks of acknowledgement by a Purchaser, Seller and/or Broker/agent relating to a real estate transaction contemplated under this Agreement, including offers, counteroffers and acceptances: (1) may be transmitted electronically, and/or may use digital signature technology which is compliant with state UETA and/or federal E-SIGN requirements and (2) that digital signatures as well as electronic copies of manual signatures, whether scanned, digital photograph, facsimile or other means of image reproduction shall be treated in all respects as originals, and (3) that they will submit all original signatures if requested by the other party. This Agreement and any addendums or modifications may be signed in counterparts and such counterparts shall be considered as one document. 30. Broker Compensation Disclosure: Purchaser shall pay Selling Broker a broker administrative commission of $_________________ at Closing and in accordance with the terms of any separate agreement between Purchaser and Selling Broker. The compensation will be collected in all cases except if Purchaser secures a loan that does not allow Purchaser to pay for such compensation. If this compensation is paid by Purchaser to Selling Broker, Seller and Purchaser agree that Selling Broker, which may be the same as the Listing Broker, or any cooperating broker may collect compensation from both Seller and Purchaser. Purchaser acknowledges that there are no standard compensation rates and the compensation related to this Agreement is fully negotiable and is not set by law. The Seller or Seller’s broker is not obligated by law or any other means to provide compensation to Purchaser’s agent. Any compensation to Purchaser’s agent received from the Seller or Seller’s broker shall be disclosed to Purchaser and applied as a credit to the amount due to Purchaser’s agent. Purchaser remains responsible for any remaining compensation owed Purchaser’s agent per the terms of the agreement between Purchaser’s agent and Purchaser. Any amounts paid by Seller or Seller’s broker to Purchaser’s agent will not exceed the amount due under the terms of the agreement between Purchaser and Purchaser’s agent. ☐ 31. Compensation of Purchaser’s Broker by Seller. Purchaser has engaged the services of the REALTOR® and real estate brokerage identified on Page 10 of this Agreement (“Purchaser’s Broker”). At Closing, Seller shall pay, or shall direct Seller’s Broker (as identified on Page 11 of this Agreement) to pay, Purchaser’s Broker compensation of $_______________ or _____% of the Purchase Price (the “Broker Compensation”). Purchaser consents to payment of all compensation as set forth in this Section 31, in addition to any other amounts due under any provision of this Agreement. Any amounts paid to Purchaser’s Broker under this Section 31 shall be credited against any amounts due to Purchaser’s Broker under any separate compensation agreement between Purchaser and Purchaser’s Broker. Purchaser agrees that the amounts paid to Purchaser’s Broker under Section 31 do not exceed the amounts in any such agreement. 32. Arbitration and Mediation: 32.1 Disputes: The term “Dispute” shall include, without limitation, any controversy, complaint, dispute, claim or disagreement relating to or arising out of the construction, interpretation, enforcement, or breach of the terms of this Purchase Agreement between Purchaser and Seller. 695 2.4 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 8 of 12 Form 200 Version 11/15/2024 32.2 Mediation: In the event of any Dispute, any party to the Dispute may seek non-binding mediation in an attempt to resolve the dispute by giving fifteen (15) calendar days written notice of a request for such mediation to all other parties to the Dispute. The request for mediation must be made within three hundred sixty-five (365) calendar days after the party making the request knew, or exercising reasonable diligence and care, should have known, of the Dispute. In no case shall such request be made after the statute of limitations on a civil suit based on the Dispute would have run. Such mediation shall be administered by the American Arbitration Association and shall be conducted according to the American Arbitration Association’s Commercial Rules – Real Estate Industry Arbitration Rules (including a Mediation Alternative) or such other mediation service versed in real estate practices of the locality. 32.3 Arbitration: Any Dispute that is not resolved by informal settlement or mediation shall be resolved exclusively by binding arbitration. Such arbitration shall be administered by the American Arbitration Association and shall be conducted according to the American Arbitration Association’s Commercial Rules – Real Estate Industry Arbitration Rules (Including a Mediation Alternative). The arbiter(s) shall apply substantive and procedural law of the jurisdiction of the Property to the arbitration proceeding. Arbitration shall be commenced by written demand made by any one or more of the parties to the Dispute given to all other parties to the Dispute. The demand for arbitration must be in writing and must be given by personal delivery or certified mail, return receipt requested, within three hundred sixty-five (365) days after the party making the demand knew, or exercising reasonable diligence and care, should have known, of the Dispute. Notwithstanding the previous sentence, in the case that the parties unsuccessfully attempt mediation to resolve a Dispute, the demand for arbitration shall be made within sixty (60) days of the final mediation session. However, in no case shall such demand be made after the statute of limitations on a civil suit based on the Dispute would have run. The prevailing party shall be entitled to costs and fees of the arbitration and, in the discretion of the arbitrator who shall take into account the relative merits of the opponent’s case, the arbiter may award attorney’s fees and arbitration costs to the prevailing party. 32.4 Provisional Remedies. The filing of a judicial action to enable the reporting of a notice of pending action, for order of attachment, receivership, injunction, or other like provisional remedies, shall not constitute a waiver of mediation or arbitration under this provision, nor shall it constitute a breach of the duty to arbitrate. 32.5 Exclusions. The terms of this Section shall not apply to: 1) Foreclosure or other action or proceeding to enforce a deed of trust, mortgage or land contract; 2) the filing or enforcement of a construction or similar lien, or 3) an action filed and held in “Small Claims Court, as defined in Neb. Res. Stat 25-2801 to 2804, provided, however, that any attempt to transfer such a proceeding to county or district court shall make this Section applicable to such action. 32.6 Waiver. BY SIGNING THIS PURCHASE AGREEMENT, THE PARTIES AGREE THAT EVERY DISPUTE DESCRIBED ABOVE THAT IS NOT RESOLVED BY INFORMAL SETTLEMENT OR MEDIATION WILL BE DECIDED EXCLUSIVELY BY ARBITRATION AND THAT ANY ARBITRATION DECISION WILL BE FINAL AND BINDING. THE PARTIES AGREE THAT THEY WILL RECEIVE ALL THE RIGHTS AND BENEFITS OF ARBITRATION BUT ARE GIVING UP RIGHTS THEY MIGHT HAVE TO LITIGATE THOSE CLAIMS AND DISPUTES IN A COURT OR JURY TRIAL, OR TO PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OF CLAIMANTS IN CONNECTION WITH ANY SUCH DISPUTES. NO PARTY TO THIS AGREEMENT, WHETHER REALTOR® OR SELLER, SHALL BE ENTITLED TO JOIN OR CONSOLIDATE DISPUTES BY OR AGAINST OTHERS IN ANY ARBITRATION, OR TO INCLUDE IN ANY ARBITRATION ANY DISPUTE AS A REPRESENTATIVE OR MEMBER OF A CLASS, OR TO ACT IN ANY ARBITRATION IN THE INTEREST OF THE GENERAL PUBLIC OR IN ANY PRIVATE ATTORNEY GENERAL CAPACITY. Section 32 is hereby waived by all parties if this Section Initialed Purchaser(s) Initials: _________ _________ 33. Offer Expiration: This offer to purchase is subject to acceptance by Seller on or before __________________________, 20_____, at _______________o’clock _______. M., prevailing local time. [Space Below Intentionally Left Blank – Continued on Next Page] 06/05/2025 5 P 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 9 of 12 Form 200 Version 11/15/2024 34. List of Attachments and Addenda, and Disclosures. Purchaser and Seller acknowledge delivery and receipt of the following: Addenda HUD/FHA/VA Mortgage Addendum _______________________________________________________________________ _______________________________________________________________________ Disclosures and Attachments Provided Between Purchaser and Seller Seller Property Condition Disclosure Statement Signed and Dated ___________ Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards Limited Dual Agency Agreement S.I.D. Statement Preapproval/Prequalification Letter _______________________________________________________________________ _______________________________________________________________________ Checklist of Documents provided to Purchaser from Purchaser’s Broker Affiliated Business Arrangement Disclosure Wire Fraud Notice _______________________________________________________________________ Each of the undersigned parties executing this Agreement and each individual executing this Agreement on behalf of an entity represents and warrants that they are duly authorized to do so. The arbitration provisions of this Agreement are contained in Section 32, unless waived or modified. THIS CONTRACT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES. Purchaser: ____________________________________________ Purchaser: _________________________________________ (date) (date) ______________________________________________________ ___________________________________________________ Purchaser’s Name (Printed) Purchaser’s Name (Printed) Address: _____________________________________________ Address:___________________________________________ City: ____________________ State: ____ Zip: ___________ City: ______________________ State: ____ Zip: _______ Phone: ______________________________ Phone: ______________________________ Purchaser acknowledges receipt of a signed copy of this Purchase Agreement, as well as Estimated Purchaser’s Closing Cost Statement if required by law. NAMES FOR DEED (Purchaser retains the right to change prior to Closing) NAME(S) FOR DEED (Optional) Single Individual(s) Married Individual(s) A Married Couple Other dotloop verified 06/04/25 9:27 PM CDT 70IA-E0UQ-NVKK-ZJKI dotloop verified 06/04/25 9:29 PM CDT YNV7-OIDY-ECHF-K1DA Samuel Conrad & Jacquelynn Edwards 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 10 of 12 Form 200 Version 11/15/2024 PURCHASER AGENT INFO __________________________________________________ _________________________________________ REALTOR® (Company Name), Broker AGENT NAME (Printed) __________________________________________________ _________________________________________ OFFICE ADDRESS AGENT E-MAIL ADDRESS __________________________________________________ _______________/_________________________ OFFICE MLS ID # AGENT MLS ID # / AGENT NREC LICENSE # __________________________________________________ _________________________________________ OFFICE PHONE # AGENT PHONE # (CHECK ONE AND SIGN BELOW) Seller Acceptance. The Seller, whether one or more, accepts the foregoing offer to purchase on the terms stated and agrees to convey title to the Property, deliver possession, and perform all the terms and conditions set forth: This acceptance is made as of the date of the Seller signature below (or, if more than one, the last of the Seller signatures). Seller Counteroffer. The Seller, whether one or more, counters the foregoing offer to purchase on the terms stated and agrees to convey title to the Property, deliver possession, and perform all the terms and conditions set forth, except as follows: _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ This counteroffer is made as of the date of the Seller signature below (or, if more than one, the last of the Seller signatures). This counteroffer to purchase is subject to acceptance by Purchaser on or before ________________, 20_____, at _________o’clock _____. M., prevailing local time. Seller acknowledges receipt of a copy of this Agreement with all identified addenda and, if required by law, an Estimated Seller’s Closing Statement. The undersigned Seller executes this agreement as of the date set forth above. The arbitration provisions of this Agreement are contained in Section 32, unless waived or modified. THIS CONTRACT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES. Seller: ________________________________________________ Seller: ________________________________________________ (date) (date) ______________________________________________________ ______________________________________________________ Seller’s Name (Printed) Seller’s Name (Printed) If Seller is a married individual, the Seller’s spouse will be required to sign the Deed and other closing documents. Seller is: Single Individual(s) Married Individual(s) A Married Couple A Legal Entity. SELLER ACCEPTANCE OR COUNTER CEPTANCE 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x All inspections to be completed within 7 days after final acceptance. All parties acknowledge seller has never occupied the property. June 5, 2025 10 P 4 4 DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 Chris Gerardi for Neptune REM LLC 06/05/2025 dotloop signature verification: dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 11 of 12 Form 200 Version 11/15/2024 SELLER AGENT INFO ___________________________________________________ _________________________________________ REALTOR® (Company Name), Broker AGENT NAME (Printed) ___________________________________________________ _________________________________________ OFFICE ADDRESS AGENT E-MAIL ADDRESS ___________________________________________________ _______________/_________________________ OFFICE MLS ID # AGENT MLS ID # / AGENT NREC LICENSE # ___________________________________________________ _________________________________________ OFFICE PHONE # AGENT PHONE # (CHECK ONE AND SIGN BELOW) Purchaser Acceptance. The Purchaser, whether one or more, accepts the foregoing Seller’s counteroffer to purchase on the terms stated and perform all the terms and conditions set forth therein, without counter or modification: This acceptance made as of the date of the Purchaser signature below (or, if more than one, the last of the Purchaser signatures). Purchaser Counteroffer. The Purchaser, whether one or more, counters the foregoing offer to purchase on the terms stated and agrees to perform all the terms and conditions set forth, except as follows: _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________ This counteroffer is made as of the date of the Purchaser signature below (or, if more than one, the last of the Purchaser signatures). This counteroffer to purchase is subject to acceptance by Seller on or before _________________, 20_____, at _________o’clock ___. M., prevailing local time. Purchaser acknowledges receipt of a copy of this Agreement with all identified addenda and, if required by law, an Estimated Purchaser’s Closing Statement. The undersigned Purchaser executes this agreement as of the date set forth above. The arbitration provisions of this Agreement are contained in Section 32, unless waived or modified. THIS CONTRACT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES. Purchaser: ____________________________________________ Purchaser: __________________________________________ (date) (date) ______________________________________________________ ___________________________________________________ Purchaser’s Name (Printed) Purchaser’s Name (Printed) PURCHASER ACCEPTANCE OR COUNTER CEPTANCE exp Realty LLC Tracy Frans 101585 963567 20050553 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x 866-308-2448 DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 Samuel Conrad dotloop verified 06/05/25 5:34 PM CDT Jacquelynn Edwards UHPY-HKNE-XP4Y-ABPJ dotloop verified 06/05/25 5:10 PM CDT 8WAH-TWJL-AQPV-7SCO Jacquelynn Edwards Samuel Conrad dotloop signature verification: dtlp.us/5NHM-tWrN-IMQI

Great Plains Regional MLS, LLC Uniform Purchase Agreement – Cont. PROPERTY ADDRESS: _______________________________________________________________________________________________________________________________ © 2024 GREAT PLAINS REGIONAL MLS, LLC Purchaser(s) Initials: _______________ ______________ Seller(s) Initials: ______________ ______________ Page 12 of 12 Form 200 Version 11/15/2024 (CHECK ONE AND SIGN BELOW) THE UNDERSIGNED SELLER: accepts the terms above. makes a counteroffer with an attached addendum. This acceptance or counter is made as of the date of the Seller signature below (or, if more than one, the last of the Seller signatures). The arbitration provisions of this Agreement are contained in Section 32, unless waived or modified. THIS CONTRACT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES. Seller: ________________________________________________ Seller: ________________________________________________ (date) (date) ______________________________________________________ ______________________________________________________ Seller’s Name (Printed) Seller’s Name (Printed) SELLER ACCEPTANCE OR COUNTER CEPTANCE 7927 N 93rd Street, Omaha, NE 68122 06/04/25 9:27 PM CDT dotloop verified 06/04/25 9:29 PM CDT dotloop verified dotloop signature verification: dtlp.us/uvOW-WifJ-S25x DigiSign Verified - 058ff5ca-dd5d-4bdb-bf50-2820012001f3 dtlp.us/5NHM-tWrN-IMQI